AMENDMENT NO. 2

to

INVESTOR SERVICES AGREEMENT

CLASS 3 SHARES

THIS AMENDMENT NO. 2, effective as of June 1, 2014, amends that certain Investor Services Agreement dated as of November 20, 2009, as amended on May 1, 2010 (the “Agreement”), by and among PACIFIC LIFE INSURANCE COMPANY, PACIFIC LIFE & ANNUITY COMPANY (each an “Insurer”, together the “Insurers”), and GE INVESTMENTS FUNDS, INC. (the “Company”).

WHEREAS, the parties hereto agree that the Insurers intend to add variable life Policies and Contracts to the Agreement that will offer Class 3 Shares of the Portfolio; and

WHEREAS, the parties hereto desire to update Schedule B to reflect additional variable life Policies and Contracts; and

WHEREAS, any capitalized terms set forth in this Amendment that are not otherwise defined herein shall have the meanings assigned to them in the Agreement.

NOW THEREFORE, the parties hereto hereby amend the Agreement as follows:

1.	Schedule B is deleted in its entirety and replaced by Schedule B attached hereto.

2.	This Amendment shall become effective on June 1, 2014.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date specified above.

PACIFIC LIFE INSURANCE COMPANY
PACIFIC LIFE & ANNUITY COMPANY

By: /s/ Jose T. Miscolta
Name: Jose T. Miscolta
Title: Assistant Vice President

Attest: /s/ Brandon J. Cage
Brandon J. Cage, Assistant Secretary

GE INVESTMENTS FUNDS, INC.

By: /s/ Jeanne M. LaPorta
Name: Jeanne M. LaPorta
Title: President

GE INVESTMENT DISTRIBUTORS, INC.

By: /s/ Maureen Mitchell
Name: Maureen Mitchell
Title: President

GE ASSET MANAGEMENT INCORPORATED

By: /s/ Jeanne M. LaPorta
Name: Jeanne M. LaPorta
Title: Senior Vice President and
Commercial Operations Leader

Schedule B

Variable Annuity Contracts Registered Under the Securities Act of 1933

The following Contracts are offered by both Pacific Life Insurance Company and Pacific Life &

Annuity Company unless otherwise noted below. The variable annuity contracts are:

Pacific Value

Pacific Value Edge

Pacific Voyages

Pacific Innovations*

Pacific Innovations Select

Pacific Select Variable Annuity*

Pacific One*

Pacific One Select

Pacific Portfolios

Pacific Portfolios for Chase

Pacific Journey

Pacific Odyssey

Pacific Destinations

Pacific Destinations B

Pacific Destinations O-Series

Pacific Value Select

Pacific Journey Select

Pacific Choice Variable Annuity

*These Contracts are only offered by Pacific Life Insurance Company.

Variable Life Policies Registered Under the Securities Act of 1933

The following Contracts are offered by Pacific Life Insurance Company. The variable life policies are:

Pacific Select Exec	Pacific Select Performer 500
Pacific Select Exec II	Pacific Select Estate Maximizer
Pacific Select Exec III	M’s Versatile Product VUL 10
Pacific Select Exec IV	M’s Versatile Product VUL 10 LTP
Pacific Select Exec V	M’s Versatile Product VUL Survivorship 3
Pacific Select Accumulator	M’s Versatile Product IX
M’s Versatile Product	Pacific Select VUL
M’s Versatile Product VI	Pacific Select Survivorship VUL
M’s Versatile Product – Survivorship	Pacific Select Excel Survivorship VUL
M’s Versatile Product VII	Pacific Prime VUL
M’s Versatile Product- Survivorship II	Pacific Select Estate Preserver III
M’s Versatile Product VIII	Pacific Select Estate Preserver V
Pacific Select Estate Preserver	Pacific Select Estate Preserver VI
Pacific Select Estate Preserver II	Pacific Select Choice
Pacific Select Estate Preserver IV

Schedule B (continued)

The following Contracts are offered by Pacific Life & Annuity Company. The variable life policies are:

Pacific Select Exec II - NY

Pacific Select Exec III - NY

Pacific Select Exec IV - NY

Pacific Select Exec V - NY

Pacific Select Estate Preserver - NY

Unregistered Variable Life Policies

The following Contracts are offered by Pacific Life Insurance Company. The variable life policies are:

Pacific COLI Rider

Pacific COLI

Pacific COLI II

Pacific COLI III

Pacific COLI IV

Pacific COLI V

Pacific COLI VI

Pacific COLI VII

Pacific COLI VIII

Pacific COLI IX

Pacific COLI X

Pacific COLI XI

Magnastar

The following Contracts are offered by Pacific Life & Annuity Company. The variable life policies are:

Magnastar - NY

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